UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (Date of earliest event reported)
November 16, 2022

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported on October 18, 2022, Digital Brands Group, Inc., a Delaware corporation (the “Company” or “DBG”) entered into a Second Amended and Restated Membership Interest Purchase Agreement (the “Agreement”) on October 13, 2022 with Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“Sellers”), Sunnyside, LLC, a California limited liability company (“Sundry”), and George Levy as the Sellers’ representative (the “Sellers’ Representative”), pursuant to which the Company will acquire all of the issued and outstanding membership interests of Sundry (such transaction, the “Acquisition”).

In connection with the proposed Acquisition, the Company is filing this Current Report on Form 8-K to provide the following financial information with respect to Sundry and the Company:

(1)	unaudited pro forma combined balance sheets of DBG and Sundry as of September 30, 2022 and unaudited pro forma combined statements of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021; and

(2)	unaudited balance sheets of Sundry as of September 30, 2022 and December 31, 2021, and statement of operations for the nine months ended September 30, 2022 and 2021, filed as Exhibit 99.1 and incorporated by reference herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SUNNYSIDE, LLC (“SUNDRY”)

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the historical financial statements of the relevant entities and the pro forma financial statements and the notes thereto included elsewhere in this Report. This discussion and analysis contains forward- looking statements that involve risks and uncertainties. Sundry’s actual results may differ materially from those anticipated in these forward-looking statements.

Overview

Sundry captures coastal casual style with a certain French Chic. Sundry is primarily a wholesale brand that we intend to transition to a digital, direct-to-consumer brand.

Net Revenue

Sundry sells its products directly to customers. Sundry also sells its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.

Cost of Net Revenue

Sundry’s cost of net revenue includes the direct cost of purchased and manufactured merchandise; inventory shrinkage; inventory adjustments due to obsolescence including excess and slow-moving inventory and lower of cost and net realizable reserves; duties; and inbound freight.

Operating Expenses

Sundry’s operating expenses include all operating costs not included in cost of net revenues and sales and marketing. These costs consist of general and administrative, fulfillment and shipping expense to the customer.

General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, occupancy expenses related to Sundry’s stores and to Sundry’s operations at its headquarters, including utilities, depreciation and amortization, and other costs related to the administration of its business.

Sundry’s fulfillment and shipping expenses include the cost to operate its warehouse including occupancy and labor costs to pick and pack customer orders and any return orders; packaging; and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

Sales and Marketing

Sundry’s sales and marketing expense primarily includes digital advertising; photo shoots for wholesale and direct-to-consumer communications, including email, social media and digital advertisements; and commission expenses associated with sales representatives.

Nine Months Ended September 30, 2022 Compared to Nine Months Ended September 30, 2021

Results of Operations

The following table presents our results of operations for the nine months ended September 30, 2022 and 2021:

	Nine Months Ended
	September 30,
	2022	2021
Net revenues	$11,868,420	$18,151,326
Cost of net revenues	7,230,186	10,890,796
Gross profit	4,638,234	7,260,530
Operating expenses	5,674,950	6,319,131
Operating income (loss)	(1,036,716)	941,399
Other income (expenses)	(43,876)	638,661
Income (loss) before provision for income taxes	(1,080,592)	1,580,060
Provision for income taxes	(800)	(800)
Net income (loss)	$(1,081,392)	$1,579,260

Net Revenues

Revenue decreased by $6.3 million for the nine months ended September 30, 2022 compared to the same period in 2021. The decrease was due to less e-commerce and wholesales sales as consumers and companies were affected by macroeconomic conditions.

Gross Profit

Sundry’s gross profit decreased by $2.6 million for the nine months ended September 30, 2022 compared to the same period in 2021. The decrease in gross profit was primarily due to the corresponding decreases in revenues.

Sundry’s gross margin was 39.1% and 40.0 for the nine months ended September 30, 2022 and 2021, respectively.

Operating Expenses

Sundry’s operating expenses decreased by $0.6 million for the nine months ended September 30, 2022 compared to the same period in 2021. The decrease was primarily due to lower sales and marketing expenses, partially offset by increased personnel costs in general and administrative departments.

Other Income / Expenses

Other expenses consist of interest expense. In 2021, the Company recorded other income pertaining to PPP forgiveness.

Net Income

Sundry had a net loss of $1.1 million in 2022 compared to a net income of $1.6 million in 2021. The decrease in net income was primarily due to lower gross profit and other income recorded in 2021.

Cash Flow Activities

The following table presents selected captions from Sundry’s statement of cash flows for the nine months ended September 30, 2022 and 2021:

	Nine Months Ended
	September 30,
	2022	2021
Net cash provided by operating activities:
Net income (loss)	$(1,081,392)	$1,579,260
Non-cash adjustments	40,500	(638,903)
Change in operating assets and liabilities	1,949,582	90,770
Net cash provided by operating activities	908,690	1,031,127
Net cash provided by (used in) investing activities	18,982	(5,000)
Net cash used in financing activities	(582,300)	(1,334,363)
Net change in cash	$345,372	$(308,236)

Cash Flows Provided By Operating Activities

Sundry’s cash provided by operating activities was $0.9 million in 2022 compared to cash provided by $1.0 million in 2021. The decrease in net cash provided by operating activities was primarily driven by the net loss in 2022, partially offset by non-cash adjustments.

Cash Flows Provided By Investing Activities

In 2022, Sundry received proceeds funds from a deposit and proceeds from the sale of property.

Cash Flows Provided by Financing Activities

Sundry’s cash used in financing activities was $0.6 million in 2022, consisting of $1.0 million factor repayments, $0.1 million in member distributions and $0.5 million in related party repayments, partially offset by $1.0 million in related party advances. Sundry’s cash used in financing activities was $1.3 million in 2021, consisting of factor repayments of $0.2 million and distributions of $1.2 million partially offset b $0.6 million in proceeds from loans.

Year Ended December 31, 2021 compared to Year Ended December 31, 2020

The following table presents Sundry’s results of operations for the year ended December 31, 2021 and 2020:

	Year Ended
	December 31,
	2021	2020
Net revenues	$22,800,825	$19,897,696
Cost of net revenues	13,638,553	8,525,612
Gross profit	9,162,271	11,372,084
Operating expenses	8,657,442	7,625,335
Operating income	504,829	3,746,749
Other income (expense)	1,249,881	(45,527)
Income before provision for income taxes	1,754,710	3,701,222
Provision for income taxes	800	800
Net income	$1,753,911	$3,700,422

Net Revenues

Revenue increased by $2.9 million for the year ended December 31, 2021 compared to 2020. The increase was due to due to recovered customer demand after COVID-19.

Gross Profit

Sundry’s gross profit decreased by $2.2 million for the year ended December 31, 2021 compared to 2020. The decrease in gross profit was primarily due to increased product and global shipping costs

Sundry’s gross margin was 40.2% and 57.2% for the years ended December 31, 2021 and 2020, respectively.

Operating Expenses

Sundry’s operating expenses increased by $1.4 million for the year ended December 31, 2021 compared to 2020. The increase was primarily due to increased headcount and personnel costs in all departments, including general and administrative and sales.

Other Expenses

Other expenses primarily consist of interest expense. In 2022, we recorded $1.3 million in other income pertaining to PPP forgiveness.

Net Loss

Sundry had net income of $1.8 million in 2021 compared to $3.7 million in 2022. The decrease of $1.9 million was primarily due to lower gross profit and increased general and administrative expenses, partially offset by other income in 2022.

Cash Flow Activities

The following table presents selected captions from Sundry’s statement of cash flows for the years ended December 31, 2021 and 2020:

	Year Ended
	December 31,
	2021	2020
Net cash provided by operating activities:
Net income	$1,753,911	$3,700,422
Non-cash adjustments	$(1,255,981)	$149,618
Change in operating assets and liabilities	$421,928	$(1,880,989)
Net cash provided by (used in) operating activities	$919,859	$1,969,051
Net cash used in investing activities	$-	$(11,430)
Net cash provided by (used in) financing activities	$(1,236,063)	$(1,429,829)
Net change in cash	$(316,204)	$527,792

Cash Flows Provided By Operating Activities

Sundry’s cash provided by operating activities was $0.9 million in 2021 compared to cash provided of $2.0 million in 2020. The decrease in net cash provided by operating activities was primarily driven by the lower net income and non-cash items, partially offset by cash provided by changes in operating assets and liabilities, partially offset by Sundry’s net loss in 2022.

Cash Flows Provided By Investing Activities

In 2020, Sundry purchased a nominal amount of property and equipment.

Cash Flows Provided by Financing Activities

Sundry’s cash used in financing activities was $1.2 million in 2021, consisting of $1.9 million in member distributions partially offset by loan proceeds of $0.4 million and factor advances of $0.1 million. Sundry’s cash used in financing activities was $1.4 million in 2020, consisting of $2.0 million in member distributions and factor repayments of $0.3 million, partially offset by loan proceeds of $0.8 million.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of DBG and Sundry after giving effect to the business combinations and adjustments described in the accompanying notes.

The unaudited pro forma combined balance sheets of DBG and Sundry as of September 30, 2022 has been prepared to reflect the effects of the acquisition as if it occurred on June 30, 2022. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2022 combine the historical results and operations of DBG and Sundry giving effect to the transaction as if it occurred on January 1, 2022. The unaudited pro forma combined statements of operations for the year ended December 31, 2021 combine the historical results and operations of DBG, Harper & Jones, Stateside and Sundry giving effect to the transactions as if they occurred on January 1, 2021.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of DBG, Harper & Jones, Stateside and Sundry and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 below.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, DBG allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs.

Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

				Pro Forma		Pro Forma
	DBG	Sundry	Total	Adjustments		Combined
Net revenues	$10,595,933	$11,868,420	$22,464,353	$-		$22,464,353
Cost of net revenues	5,298,011	7,230,186	12,528,197	-		12,528,197
Gross profit	5,297,922	4,638,234	9,936,156	-		9,936,156

Operating expenses:
General and administrative	13,226,308	2,682,642	15,908,950	602,057	(a)	16,511,007
Sales and marketing	3,971,280	2,260,763	6,232,043	-		6,232,043
Distribution	522,510	731,545	1,254,055	-		1,254,055
Change in fair value of contingent consideration	6,418,355	-	6,418,355	-		6,418,355
Total operating expenses	24,138,453	5,674,950	29,813,403	602,057		30,415,460

Loss from operations	(18,840,531)	(1,036,716)	(19,877,247)	(602,057)		(20,479,304)

Other income (expense):
Interest expense	(6,050,492)	(43,876)	(6,094,368)	(110,000	)(c)	(6,204,368)
Other non-operating income (expenses)	2,629,685	-	2,629,685	-		2,629,685
Total other income (expense), net	(3,420,807)	(43,876)	(3,464,683)	(110,000)		(3,574,683)

Income tax benefit (provision)	-	(800)	(800)	-		(800)
Net income (loss)	$(22,261,338)	$(1,081,392)	$(23,342,730)	$(712,057)		$(24,054,787)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE
YEAR ENDED DECEMBER 31, 2021

						Pro Forma		Pro Forma
	DBG	H&J	Stateside	Sundry	Total	Adjustments		Combined
Net revenues	$7,584,859	$980,261	$3,269,481	$22,800,825	$34,635,426	$-		$34,635,426
Cost of net revenues	4,689,200	350,004	1,194,693	13,638,553	19,872,450	-		19,872,450
Gross profit	2,895,659	630,257	2,074,788	9,162,271	14,762,976	-		14,762,976

Operating expenses:
General and administrative	17,779,903	410,891	1,147,168	3,201,811	22,539,773	6,197,028	(a)	28,736,800
Sales and marketing	3,810,583	349,338	514,742	4,374,667	9,049,330	-		9,049,330
Distribution	489,371	-	115,286	1,080,964	1,685,621	-		1,685,621
Impairment of intangible assets	3,400,000	-	-	-	3,400,000	-		3,400,000
Change in fair value of contingent consideration	8,764,460	-	-	-	8,764,460	-		8,764,460
Total operating expenses	34,244,317	760,229	1,777,195	8,657,442	45,439,184	6,197,028		51,636,212

Loss from operations	(31,348,658)	(129,972)	297,593	504,829	(30,676,207)	(6,197,028)		(36,873,235)

Other income (expense):
Interest expense	(3,663,921)	(33,668)	-	(70,018)	(3,767,607)	(1,344,000	)(b)	(5,111,607)
Other non-operating income (expenses)	1,554,502	-	(12,494)	1,319,899	2,861,907	(1,319,899	)(c)	1,542,008
Total other income (expense), net	(2,109,419)	(33,668)	(12,494)	1,249,881	(905,699)	(2,663,899)		(3,569,598)

Income tax benefit (provision)	1,100,120	-	-	(800)	1,099,320	-		1,099,320
Net income (loss)	$(32,357,957)	$(163,640)	$285,099	$1,753,911	$(30,482,587)	$(8,860,927)		$(39,343,514)

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2022

				Pro Forma		Pro Forma
	DBG	Sundry	Total	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$195,399	$762,607	$958,006	$-		$958,006
Accounts receivable, net	378,455	238,779	617,234	-		617,234
Due from factor, net	638,781	416,226	1,055,007	-		1,055,007
Inventory	2,655,352	4,003,153	6,658,505	-		6,658,505
Prepaid expenses and other current assets	940,334	170,602	1,110,936	-		1,110,936
Total current assets	4,808,321	5,591,367	10,399,688	-		10,399,688
Deferred offering costs	367,696	-	367,696	-		367,696
Property, equipment and software, net	46,454	112,602	159,056	-		159,056
Goodwill	18,264,822	-	18,264,822	254,689	(b)	18,519,511
Intangible assets, net	11,227,876	-	11,227,876	9,760,267	(a), (b)	20,988,143
Deposits	137,794	9,612	147,406	-		147,406
Right of use asset	152,387		152,387			152,387
Total assets	$35,005,350	$5,713,581	$40,718,931	$10,014,956		$50,733,887

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$6,945,633	$1,345,197	$8,290,830	$-		$8,290,830
Accrued expenses and other liabilities	3,952,366	490,396	4,442,762	-		4,442,762
Deferred revenue	396,374	-	396,374	-		396,374
Due to related parties	209,943	495,000	704,943	-		704,943
Contingent consideration liability	18,597,831	-	18,597,831	-		18,597,831
Convertible notes, current	8,075,872	-	8,075,872	-		8,075,872
Accrued interest payable	2,103,161	-	2,103,161	-		2,103,161
Note payable - related party	179,489	-	179,489	-		179,489
Loan payable, current	1,426,885	-	1,426,885	-		1,426,885
Promissory note payable, current	3,500,000	-	3,500,000	-		3,500,000
Right of use liability, current portion	152,387		152,387	-		152,387
Total current liabilities	45,539,941	2,330,593	47,870,535	-		47,870,535
Loan payable	298,900	-	298,900	5,500,000	(b)	5,798,900
Derivative liability	1,690,807	-	1,690,807	-		1,690,807
Total liabilities	47,529,648	2,330,593	49,860,242	5,500,000		55,360,242

Stockholders' equity (deficit):
Preferred stock	1	-	1	-		1
Common stock	53	-	53	-		53
Additional paid-in capital	75,440,940	-	75,440,940	8,500,000	(b)	83,940,940
Members' equity	-	3,382,987	3,382,987	(3,382,987)	(b)	-
Accumulated deficit	(87,965,292)	-	(87,965,292)	(602,057)		(88,567,349)
Total stockholders' equity (deficit)	(12,524,298)	3,382,987	(9,141,310)	4,514,956		(4,626,354)
Total liabilities and stockholders' equity (deficit)	$35,005,350	$5,713,581	$40,718,931	$10,014,956		$50,733,887

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.	Description of Transactions

On February 12, 2020, the Company entered into an Agreement and Plan of Merger with Bailey 44, LLC (“Bailey”), a Delaware limited liability company. On the acquisition date, Bailey 44 , LLC became a wholly owned subsidiary of the Company.

On May 18, 2021, the Company closed its acquisition of Harper & Jones, LLC (“H&J”) pursuant to its Membership Interest Stock Purchase Agreement with D. Jones Tailored Collection, Ltd. to purchase 100% of the issued and outstanding equity of Harper & Jones, LLC. On the acquisition date, H&J became a wholly owned subsidiary of the Company.

On August 30, 2021, the Company closed its acquisition of Mosbest, LLC dba Stateside (“Stateside”) pursuant to its Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Stateside. On the acquisition date, Stateside became a wholly owned subsidiary of the Company.

Sundry

On October 13, 2022, Digital Brands Group, Inc., a Delaware corporation (the “Company” or “DBG”), entered into a Second Amended and Restated Membership Interest Purchase Agreement (the “Agreement”) with Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“Sellers”), Sunnyside, LLC, a California limited liability company (“Sundry”), and George Levy as the Sellers’ representative (the “Sellers’ Representative”), pursuant to which the Company will acquire all of the issued and outstanding membership interests of Sundry (such transaction, the “Acquisition”).

Pursuant to the Agreement, Sellers, as the holders of all of the outstanding membership interests of Sundry, will exchange all of such membership interests for (i) $7.5 million in cash, of which (a) $2.5 million first shall be paid to each of George Levy and Matthieu Leblan (for a total of $5 million); (b) $900,000 will be used to pay off outstanding indebtedness of Sundry and (c) the remaining $1.6 million will be paid to each of the Sellers, Jenny Murphy and Elodie Crichi pro rata in accordance to the percentages set forth in the Agreement; (ii) $5.5 million in promissory notes issued by the Company to each of the Sellers, Jenny Murphy and Elodie Crichi pro rata in accordance to the percentage set forth in the Agreement; and (iii) $1 million paid in the Company’s common stock, with a par value of $0.0001 per share (the “Buyer Shares”), at $0.11 per share, which is the per share closing price of the Buyer Shares on Nasdaq on October 13, 2022 (the “Issuance Price”) issued to each of the Sellers, Jenny Murphy and Elodie Crichi pro rata in accordance to the percentage set forth in the Agreement. Each promissory note carries an initial per annual interest rate of eight percent (8%) and a maturity date of February 15, 2023.

2.	Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The transactions were accounted for as a business acquisition whereas Harper & Jones, Stateside and Sundry are the accounting acquirees and DBG is the accounting acquirer.

3.	Consideration Transferred – Sundry

Cash	$7,500,000
Promissory note payable	5,500,000
Common stock	1,000,000
Purchase price consideration	$14,000,000

As a result of the acquisition, DBG recorded pro forma intangible assets of $10,362,323, including $3,137,643 attributable to brand name and $7,224,680 attributable to customer relationships. DBG recorded $254,689 in pro forma goodwill representing the remaining excess purchase price of the fair value of net assets acquired and liabilities assumed.

The following table shows the preliminary allocation of the purchase price for Sundry to the acquired net identifiable assets and pro forma goodwill:

Assets acquired	$5,713,581
Goodwill	254,689
Intangible assets	10,362,323
Liabilities assumed	(2,330,593)
Purchase price consideration	$14,000,000

(a)	To recognize amortization on the intangible assets recorded as a result of the acquisition.

(b)	To record the purchase price allocation of the Sundry pro forma acquisition, including the recognition of goodwill and intangible assets, purchase price consideration by DBG, and elimination of Sundry’s equity.

(c)	To record interest expense on the note issued in the acquisition.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited balance sheets of Sunnyside, LLC as of September 30, 2022 and December 31, 2021, and statements of operations for the nine months ended September 30, 2022 and September 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: November 14, 2022.

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer